SUB-ITEM 77Q1

The following documents for MFS Series Trust IV relevant to Item 77Q1 are contained in Post-Effective Amendment
No. 37 to the Registration Statement (File Nos. 2-54607 and 811-2594), as filed with the Securities and Exchange
Commission on July 30, 2002:
o Amended and Restated Declaration of Trust, dated February 20, 2002 o An Amendment, dated April 18, 2002, to the Amended and Restated Declaration of Trust o Investment Advisory Agreement dated January 1, 2002.

Such documents are incorporated herein by reference.

The Amended and Restated By-Laws for MFS Series Trust IV, dated January 1, 2002, are contained in Post-Effective Amendment No. 51 to the Registration Statement for MFS Series Trust V (File Nos. 2-38613 and 811-2031), as filed with the
Securities and Exchange Commission on January 28, 2002. Such document is incorporated herein by reference.

The amended Appendix A, dated May 1, 2002, to the By-Laws for MFS Series Trust IV, is contained in Post-Effective Amendment No. 26 to the Registration Statement for MFS Government Securities Trust (File Nos. 2-74959 and 811-3327), as filed with the Securities and Exchange Commission on June 26, 2002. Such document is incorporated herein by reference.